UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 27, 2018

Washington Prime Group Inc.

Washington Prime Group, L.P.

(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-206500-01	46-4323686 46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2018 (the “Effective Date”), Southgate Mall Montana II LLC (the “Company” or “Borrower”), an affiliate of Washington Prime Group Inc. (the “Registrant”), executed a Business Loan Agreement (the “Agreement”) with First Interstate Bank (“Lender”) under which the Company borrowed Thirty-Five Million Dollars ($35,000,000) from the Lender (the “Loan”). The Loan is evidenced by a promissory note secured by a mortgage on the Registrant’s Southgate Mall, a hybrid, mixed use town center located in Missoula, MT (the “Property”). The Registrant expects to use proceeds from the Loan to reduce outstanding balances on its credit facility and for its ongoing redevelopment efforts.

Under the Agreement and promissory note, the Loan has a fixed initial interest rate of 4.48% per annum and a maturity date of September 27, 2021 (“Maturity Date”) with two (2) one-year extensions of the Loan’s term available under the Agreement. Under the promissory note, the Company shall make monthly payments of accrued interest and shall pay the entire principal amount of the Loan on the Maturity Date unless the term of the Loan is extended as described above. The promissory note permits the Borrower to make prepayments of all or a portion of the Loan amount without penalty before the Maturity Date. Lender may accelerate repayment of all outstanding amounts owed by the Company under the Loan if a default remains uncured. The Agreement contains such other terms, conditions, and representations that are customary and typical for commercial real estate loans of this nature. Additionally, the Company executed an agreement to indemnify Lender against losses or costs to remediate damage to the Property caused by the presence or release of hazardous substances upon the Property. Lastly, as part of the Loan transaction, an affiliate of the Registrant, Washington Prime Group, L.P., executed a guaranty agreement, dated as of the Effective Date, to provide a guaranty to Lender as to the full performance and payment of the Loan.

A copy of the press release announcing the consummation of the Loan is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release, dated October 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018	Washington Prime Group Inc. (Registrant) By: /s/ Robert P. Demchak Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary
Date: October 1, 2018

Washington Prime Group, L.P.

 (Registrant)

      By Washington Prime Group Inc., its sole

general partner

By: /s/ Robert P. Demchak

      Robert P. Demchak

      Executive Vice President, General

      Counsel & Corporate Secretary

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